Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merit Medical Systems, Inc. on Form S-8 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
-------------------------
    DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 29, 2001

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